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                                                                    EXHIBIT 99.1


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[AGCO CORPORATION LOGO]

              AGCO Corporation
              4205 River Green Parkway   Duluth, GA USA 30096-2568

              Telephone 770/813-9200


FOR IMMEDIATE RELEASE
Tuesday, April 3, 2001

CONTACT:                                        LORNA ROBINSON OR DON MILLARD
         Manager, Corporate Communications      Sr. Vice President and C.F.O.
         (770)813-6111                          (770)813-6164


AGCO CORPORATION ANNOUNCES PLANNED PRIVATE
PLACEMENT OF NOTES

         DULUTH, GA -- April 3 -- AGCO Corporation (NYSE: AG), a major worldwide designer, manufacturer and distributor of agricultural equipment, today announced that it is seeking to raise approximately $250 million through an institutional private placement of senior notes. Completion of the offering is expected later this month, subject to market conditions. The proceeds of the anticipated offer would be used to reduce AGCO's borrowings under its revolving credit facility.

         The notes have not been registered under the Securities Act of 1933 or any state securities laws and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING OUR ABILITY TO COMPLETE THIS PRIVATE PLACEMENT AND EFFECTIVELY USE THE PROCEEDS. THE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. AMONG THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE UNCERTAINTIES RELATING TO (I) MARKET CONDITIONS OR CORPORATE HIGH-YIELD SECURITIES IN GENERAL AND OUR NOTES IN PARTICULAR; (II) OUR SUBSTANTIAL LEVERAGE AND DEBT SERVICE REQUIREMENTS; (III) THE CYCLICABILITY OF THE MARKET FOR AGRICULTURAL EQUIPMENT; AND (IV) OUR ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF ACQUIRED

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BUSINESSES. ADDITIONAL RELEVANT RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO
DIFFER MATERIALLY ARE DISCUSSED IN THE "RISK FACTORS" AND "FORWARD-LOOKING STATEMENTS" SECTIONS OF OUR REGISTRATION STATEMENTS AND REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE DIRECTLY FROM US, FROM PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION, OR, TO THE EXTENT FILED VIA EDGAR, ACCESS TO THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION (HTTP:\\WWW.SEC.GOV).

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         AGCO Corporation, headquartered in Duluth, Georgia, is a global designer, manufacturer and distributor of agricultural equipment and related replacement parts. AGCO products are distributed in 140 countries. AGCO offers a full product line including tractors, combines, hay tools, sprayers, forage equipment and implements through more than 8,200 independent dealers and distributors around the world. AGCO products are distributed under the brand names AGCO(R)Allis, AGCOSTAR(R), Farmhand(R), FENDT(TM), Fieldstar(R), GLEANER(R), Glencoe(R), Hesston(R), Massey Ferguson(R), New Idea(R), Spra-Coupe(R), Tye(R), White Tractors, White Planters and Willmar(R). AGCO provides retail financing through AGCO Finance in North America and through Agricredit in the United Kingdom, France, Germany, Ireland, Spain and Brazil. In 2000, AGCO had sales of $2.3 billion.

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Please visit our website at www.agcocorp.com.